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                                                                    EXHIBIT 99.4


                            GRAHAM & COTTRILL, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                           110 EAST HILLCREST STREET
                             ORLANDO, FLORIDA 32801

                                 --------------

                                 (407) 843-1681
                                 (800) 342-2720
                            FACSIMILE (407) 423-3156





                                 March 27, 2000





The Securities and Exchange Commission
Washington, DC



Re:      Centerstate Banks of Florida, Inc. (Form S-4)
         Registration #333-95087

Gentlemen:

In accordance with the requirements of Regulation SB 304 we hereby affirm that the following statements are true and correct:

         On January 25, 1998, First National Bank of Osceola County dismissed Graham & Cottrill, P.A. as its accountants and retained the accounting firm of KPMG LLP. Graham & Cottrill, P.A.'s report on the financial statements for First National Bank of Osceola County for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion nor was such report qualified or modified as to audit scope of accounting principle. During such calendar years and the subsequent interim period preceding the change in accountants, there were no disagreements between us and First National Bank of Osceola County on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreement or disagreements, if not resolved to our satisfaction, would have caused us to make a reference to the subject matter of the disagreement in connection with our report. The decision to dismiss Graham & Cottrill, P.A. was recommended and approved by the Board of Directors of First National Bank of Osceola County.



                                   Sincerely,





                                   /s/  GRAHAM & COTTRILL, P.A.
                                   --------------------------------
                                   GRAHAM & COTTRILL, P.A.



             MEMBER, DIVISION FOR CPA FIRMS, SEC PRACTICE SECTION,
               AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS